Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

(For filing office use) (For filing office use)

1. NAME OF CORPORATION: Neutron Enterprises, Inc.

2. RESIDENT AGENT. The Corporation Trust Company of Nevada

62100 Neil Road, Suite 500

Reno, NV 89511

3. SHARES. Number of shares with par value: 100,000,000, Par value: $.001

4. GOVERNING BOARD: Directors

The FIRST BOARD OF DIRECTORS shall consist of 1 member and the names and addresses are as follows:

Nanuk Warman

525 Wheelhouse Square

Suite 406

Vancouver, B.C.

Canada V5Z 4L8

5. PURPOSE: The purpose of the corporation shall be: for the on-line purchasing and selling of heavy machinery.

6. OTHER MATTERS :

6.1 Limitation on Director Liability

To the fullest extent permitted by Nevada Law and subject to the Bylaws of this Corporation, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely effect any right of a director of this Corporation hereunder with respect to any acts or omissions of the director occurring prior to amendment or repeal.

6.2 Indemnification of Directors

To the fullest extent permitted by the bylaws and Nevada law, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

7. SIGNATURES OF INCORPORATORS : The names and addresses of each of the incorporators signing the articles:

______________________________________

James B. Parsons

Parsons Law Firm

500 108th Avenue NE

Suite 1710

Bellevue, WA 98004

State of Washington County of King

This instrument was acknowledged before me on _______________________________20____, by James B. Parsons as incorporator of Neutron Enterprises, Inc.

______________________________________

Notary Public Signature

(Affix notary stamp or seal)

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

See attached.